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                                                                   EXHIBIT 10.25

                                  CONFIDENTIAL
                    SEPARATION AGREEMENT AND GENERAL RELEASE

            This Confidential Separation Agreement and General Release (this "Agreement") between Lipid Sciences, Inc., a Delaware corporation (the "Company"), and Barry D. Michaels (the "Employee") dated as of January 28, 2003 sets forth the understanding and agreement between the Company and the Employee regarding the terms and conditions of the Employee's separation of employment with the Company. THE EMPLOYEE IS HEREBY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. In consideration of the mutual promises and commitments made in this Agreement, and intending to be legally bound, the Company on the one hand, and the Employee on the other hand, agree to the terms set forth in this Agreement.

            1. Termination of Service. Effective as of the date of this Agreement (the "Termination Date"), pursuant to Section 4 of the Employment Agreement dated March 4, 2002 between the Company and the Employee (the "Employment Agreement"), the Employment Agreement is hereby terminated and the Employee's employment and positions, including his position as Chief Financial Officer, and other relationships of any kind and in any capacity with the Company, its parent, subsidiaries and related corporations, and their predecessors and successors (the "Related Organizations") are hereby terminated. The Employee agrees and acknowledges that as of the Termination Date the Employee's employment relationship with the Company and any of its Related Organizations has ended, and that neither the Company nor any of its Related Organizations has any obligation to hire, rehire or employ the Employee.

            2. Accrued Amounts. On the Termination Date the Company shall pay to the Employee a gross amount equal to $23,093.42, representing 72 hours of accrued but unpaid salary and 141.5 hours of accrued but unused paid time off, both of the foregoing as of the Termination Date, less applicable payroll withholding deductions for taxes (including federal, FICA, Medicare, state, local and unemployment compensation).

            3. Severance Payments and Benefits.

                  (a) The Company shall continue to pay to the Employee his salary, at the rate in effect as of the Termination Date, for a period of thirteen (13) months commencing on the date that next follows the expiration of the Revocation Period (as defined below) (the "Severance Period") in accordance with the payroll practices of the Company then in effect (the "Severance Payments"). From the gross amount of the Severance Payments, the Company will determine and withhold payroll deductions for taxes (federal, FICA, Medicare, state, local and unemployment compensation).

                  (b) Commencing on the date that next follows the expiration of the Revocation Period the Employee shall be entitled to continue participation in the Company's employee benefit plans and programs at the Company's cost, at the level the Employee participated in the plans and programs as of the Termination Date for a period that shall end on the earlier of the last day of the Severance Period and the day that the Employee is entitled to comparable employee benefits in the aggregate under plans or programs of a subsequent employer.

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                  (c) The Employee shall have the right to exercise until April
2, 2011 the option that the Company granted to the Employee pursuant to the Incentive Stock Option Agreement dated April 2, 2001 (the "Option") with respect to 142,910 shares, which the parties hereto acknowledge is the number of shares that will have vested and be exercisable as of thirty (30) days following the Termination Date (termination of service date for purposes of the Option). The parties hereto acknowledge and agree that the remaining shares subject to the Option that are not vested as of the Termination Date shall be forfeited as of such date.

                  (d) The first Severance Payment shall include an amount representing paid time off that would have accrued during the thirty (30)-day period following the Termination Date (amount equal to 13 hours of paid time off).

                  (e) The Employee acknowledges and agrees that the Company's obligations under Section 3 arise under this Agreement, are in consideration for the Employee's signing of this Agreement, and constitute consideration to which the Employee is not otherwise entitled.

            4. General Release.

                  (a) When used in this Agreement, the term "Released Parties" means the Company, any and all of its past and present, direct or indirect parents, subsidiaries and affiliated corporations, companies, partnerships, joint ventures, compensation plans, benefit plans and other entities, and its past and present directors, trustees, advisers, including, members of the Scientific Advisory Board and Viral Advisory Board of the Company, officers, managers, partners, supervisors, employees, attorneys, members, agents and consultants, and their predecessors, successors and assigns, and all persons or entities acting by, with, through, under or in concert with any of them.

                  (b) When used in this Agreement, the word "Claims" means: (i) each and every claim, complaint, cause of action, grievance, demand, allegation, or accusation, whether known or unknown, whether suspected or unsuspected, and whether fixed, vested or contingent, and (ii) each and every promise, assurance, contract, representation, obligation, guarantee, warranty, liability, right and commitment of any kind, whether known or unknown, whether suspected or unsuspected, and whether fixed, vested or contingent, and (iii) all forms of relief, including, but not limited to, all costs, expenses, losses, damages, debts, attorneys' fees, litigation costs and expenses and experts' fees, whether known or unknown, whether suspected or unsuspected, and whether fixed, vested or contingent.

                  (c) By signing this Agreement, the Employee expressly waives all rights (to the extent the Employee has any rights) afforded by any statute in any jurisdiction that limits the effect of a release with respect to unknown Claims. The foregoing does not mean or imply that the Employee has, or would have, any rights under any such statute in the absence of this waiver. The Employee understands the significance of the Employee's release of unknown Claims. Without limiting the scope of the foregoing, the Employee also agrees, understands and recognizes that, by executing this Agreement, the Employee hereby expressly waives any and all rights and benefits conferred upon the Employee by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:


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            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

            THIS MEANS THAT (EXCEPT AS EXPRESSLY PROVIDED HEREIN) BY SIGNING THIS AGREEMENT, THE EMPLOYEE WILL HAVE WAIVED ANY RIGHT THE EMPLOYEE MAY HAVE HAD TO INITIATE ANY LEGAL ACTION OR MAKE ANY CLAIM AGAINST THE RELEASED PARTIES BASED ON ANY ACTS OR OMISSIONS OF THE RELEASED PARTIES UP TO THE DATE OF SIGNING OF THE AGREEMENT.

                  (d) In consideration of the promises of the Company set forth in this Agreement, and intending to be legally bound, the Employee hereby irrevocably releases and forever discharges all Released Parties of and from any and all Claims that the Employee (on behalf of either the Employee or any other person or persons) ever had or now has against any and all of the Released Parties, or which the Employee (or the Employee's heirs, executors, administrators or assigns or any of them) hereafter can, shall or may have against any and all of the Released Parties, for or by reason of any cause, matter, thing, omission, occurrence or event whatsoever from the date of the Employee's birth to the date the Employee has signed this Agreement. The Employee acknowledges and agrees that the Claims released under this Agreement include, but are not limited to, (i) any and all Claims based on any law, statute, or constitution or based on contract or in tort or on common law, including, but not limited to, all Claims based on or arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans With Disability Act of 1990, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Workers' Compensation Act, the California Unruh and Ralph Civil Rights Laws, the California Alcohol and Drug Rehabilitation Law, as each of the foregoing is amended from time to time, and (ii) any and all Claims under any grievance of complaint procedure of any kind, and (iii) any and all Claims based on or arising out of or related to the Employee's recruitment by, employment with, the termination of the Employee's employment with, the Employee's performance of any services in any capacity for, or any business transaction with, each or any of the Released Parties, and (iv) any and all Claims in connection with, or arising from, any lawsuit or proceeding brought by any person or entity other than the Employee (including, but not limited to, Claims brought by any administrative agency, department or commission).

            5. ADEA Release. In consideration of the promises of the Company set forth in this Agreement, the Employee hereby releases and discharges the Released Parties from any and all Claims that the Employee may have against the Released Parties arising under the U.S. Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA"). The Employee acknowledges that the Employee understands that the ADEA is a federal statute that prohibits discrimination on the basis of age in employment, benefits and benefit plans. The Employee also understands that, by signing this Agreement, the Employee is waiving all Claims against any and all of the Released Parties released by this Agreement.


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            By signing this Release, the Employee hereby acknowledges and confirms the following:

                  (a) The Employee is providing the release and discharge set forth in this Agreement in exchange for consideration in addition to anything of value to which the Employee is already entitled.

                  (b) The Employee was hereby advised by the Company in writing to consult with an attorney of the Employee's choice prior to signing this Agreement and to have such attorney explain to the Employee the terms of this Agreement including, without limitation, the terms relating to his release of claims arising under the ADEA.

                  (c) The Employee has read this Agreement carefully and completely and understands each of the terms thereof.

                  (d) The Employee is aware that he has twenty-one (21) days in which to consider the terms of the release contained in this Agreement. To the extent the Employee has executed this Agreement within less than twenty-one (21) days after its delivery to the Employee, the Employee hereby acknowledges that the Employee's decision to execute this Agreement prior to the expiration of such twenty-one (21)-day period was entirely voluntary. For a period of seven days following the Employee's execution and delivery of this Agreement, the Employee has the right to revoke the release contained in this Agreement (the "Revocation Period") commencing immediately following the date the Employee signs and delivers this Agreement to the Company. The Revocation Period shall expire at 5:00 p.m. California time on the last day of the Revocation Period; provided, however, that if such seventh day is not a business day, the Revocation Period shall extend to 5:00 p.m. on the next succeeding business day. No such revocation by the Employee shall be effective unless it is in writing and signed by the Employee and received by the Company prior to the expiration of the Revocation Period.

                  (e) As set forth in section 7(f)(1)(C) of the ADEA, as added by the Older Workers Benefit Protection Act of 1990, the Employee understands that the Employee is not waiving any rights or Claims provided under ADEA that may arise after this Agreement is executed by the Employee.

            6. Confidential Information. As used in this Agreement, the term "Affiliated Companies" means the Company's clients, subcontractors and other companies or individuals with which the Company carries on business or joint enterprises. As used in this Agreement, the term "Confidential Information" means any and all information disclosed, acquired or known to the Employee as a result of employment with the Company or any of the Affiliated Companies,


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including, without limitation, any information gathered or developed by the
Employee and relating to the business of the Company or any of the Affiliated Companies. Confidential Information includes, without limitation, all documents pertaining to the business of the Company or any of the Affiliated Companies, including trade secrets, technical and financial information, data, designs, systems drawings, proposals, client lists, client records, economic and financial analysis, financial data, customer contracts, notes, memoranda, books, correspondence, manuals, reports or research, whether developed by the Company or any of the Affiliated Companies or developed by the Employee acting alone or jointly with the Company or any of the Affiliated Companies, any product development and ideas, apparatus as well as all other information, written, oral, graphic or computerized relating to the business of the Company or any of the Affiliated Companies, provided that such information was not publicly disclosed by the Company or any of the Affiliated Companies or known to the Employee before employment with the Company. The Employee represents and warrants that the Employee shall at all times, including following the termination of the Employee's employment with the Company, keep secret and retain in strictest confidence all Confidential Information, and except as the Employee may be authorized by the Company or Affiliated Companies in writing, the Employee agrees not to publish or disclose to any person or entity, or use in any manner, such Confidential Information. The Employee's obligations under this Section 6 supplement, and do not limit or replace, any other obligations that the Employee may have including, but not limited to, obligations under statute, common law or contract.

            7. Return of Property to Company. The Employee represents and warrants that the Employee has returned to the Company all written, descriptive or tangible matter containing Confidential Information, including all copies thereof, which was developed or compiled by the Employee or made available to the Employee in the course of employment with the Company, including without limitation, drawings, blueprints, tapes, disks, codes, descriptions or other papers, documents or materials that contain any such Confidential Information. Furthermore, the Employee represents and warrants that the Employee has returned all Company property including, without limitation, all computer (hardware and software) and business equipment, drawings, designs, specifications, tapes, disks, codes, notes, memoranda or data made available or furnished to the Employee by, or obtained by the Employee from, the Company or any of the Affiliated Companies, and any copies thereof, whether or not they contain Confidential Information.

            8. Full Satisfaction.

                  (a) The Employee acknowledges and agrees that, upon satisfaction by the Company of its obligations under Section 3 of this Agreement and except as forth in Section 8(b), the Employee has received all compensation and other payments to which the Employee is or may be entitled by reason of the Employee's employment or termination of employment with the Company and/or any of its Related Organizations.

                  (b) Notwithstanding anything in this Agreement to the contrary, the parties are not waiving or changing any rights, claims, conditions, requirements, or defenses in connection with the following matters:
(i) the Employee's 401(k) account and; (ii) the reimbursement to the Employee of reasonable and necessary business expenses incurred by the Employee on or before the Termination Date, on behalf of the Company, and reported and


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properly documented on expense reports, in accordance with and subject to the requirements of the Company's expense reimbursement practices.

            (c) The Employee warrants and agrees that no promise, other than the promises in this Agreement, has been made to the Employee. The Employee warrants and agrees that by signing this Agreement the Employee is not relying upon any statement or representation made by or on behalf of the Released Parties and each or any of them concerning the merits or value of any Claims or concerning any other thing or matter. The Employee warrants and agrees that the Employee is relying solely upon the Employee's own judgment and that before signing this Agreement the Employee has read it.

            9. No Disclosure of Agreement. The Employee agrees to keep the terms of this Agreement confidential. The Employee shall not disclose or publicize the terms of this Agreement and the amount paid or agreed to be paid pursuant to this Agreement to any person or entity, except to the Employee's spouse, attorney, accountant, financial advisor and/or to a government agency for the purpose of payment or collection of taxes or application for unemployment compensation benefits. The parties hereto acknowledge that this provision shall not in any way prevent either party from making truthful statements that are required by applicable law or government regulations or required in connection with legal or judicial proceedings.

            10. Non-Disparagement. The Employee covenants and agrees that the Employee shall not make any statement, written or oral, in disparagement of the Company or any of its officers, shareholders, directors, employees, agents, or associates (including, but not limited to, negative references to each or any of the Company's products, services, or corporate policies) to the general public and/or the Company's employees, potential employees, customers, suppliers, potential suppliers, business partners, and/or potential business partners. The Company shall not make any statement, written or oral, in disparagement of the Employee to the general public or employers or prospective employers, or business partners or prospective business partners, of the Employee. The parties hereto acknowledge that this provision shall not in any way prevent either party from making truthful statements that are required by applicable law or government regulations or required in connection with legal or judicial proceedings.

            11. No Admission. The Employee acknowledges and agrees that neither the offer of this Agreement, nor the acceptance of this Agreement, nor the Agreement itself is an admission, or shall be construed to be an admission, or any wrongdoing or liability by each or any of the Released Parties; moreover, any such liability or wrongdoing is denied by the Released Parties and each or any of them. Neither the offer of this Agreement, nor any of its terms, shall be admissible as evidence of any liability or wrongdoing by each or any of the Released Parties in any judicial, administrative or other proceeding now pending or hereafter instituted by any person or entity.

            12. Enforcement; Severability. All provisions and portions of this Agreement are severable. If any provision or portion of this Agreement or the application of any provision or portion of this Agreement to any person, to any circumstance, or to any Claims, are determined to be invalid, void, voidable or unenforceable to any extent for any reason, (a) the application of such provision or portion of this Agreement to any other person, to any other


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circumstance, or to any other Claims shall be unaffected thereby, and the remaining provisions and portions of this Agreement also shall be unaffected thereby; (b) all other provisions and portions of this Agreement shall remain in full force and shall continue to be enforceable to the fullest and greatest extent permitted by law; and (c) any provision or part of the Agreement found by any Court with jurisdiction to be invalid, void, voidable or unenforceable, may be construed or changed by the Court to the extent reasonably necessary to make the provision or part (as construed or changed), valid, enforceable and binding. The Employee acknowledges that a breach of any of the covenants contained in Sections 6, 7, 9 and 10 will result in material irreparable injury to the Company or any Related Organization for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, the Employee agrees to promptly forfeit and return to the Company the entire consideration provided to the Employee under this Agreement and the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction without bond or other security, restraining the Employee from engaging in activities prohibited by the applicable Sections or such other relief as may be required to specifically enforce any of the covenants in the applicable Section. The Employee agrees to and hereby submits to in personam jurisdiction before each and every relevant court as determined by the Company for that purpose.

            13. Cooperation. The Employee agrees that, during the twelve-month period immediately following the Termination Date, he shall in good faith make himself available on a limited basis to assist, and cooperate with, the Company or any Related Organization, in connection with any matters relating to the business or affairs of the Company, its subsidiaries and affiliates, and any future governmental or regulatory investigation, civil or administrative proceeding, litigation or arbitration related to the business of the Company or any Related Organization or to the Employee's services as an officer, director or employee of the Company or any Related Organization. The Employee shall provide such assistance and cooperation at such time and place and in such manner as may be reasonably required by the Company from time to time. The Company shall promptly reimburse the Employee for reasonable expenses incurred by the Employee in connection with providing services contemplated under this
Section 13 upon submission by the Employee of receipts documenting the expenses.

            14. Governing Law. This Agreement is made and entered into by the Company in the State of California. The Agreement shall in all respects be governed by and interpreted under and in accordance with the laws of the State of California. The breach of any promise in this Agreement by any party shall not invalidate the Agreement or the release and shall not be a defense to the enforcement of the Agreement against any party.

            15. Final Agreement. This Agreement and the Indemnification Agreement dated November 29, 2001 between the Company and the Employee (the "Indemnification Agreement") constitute a complete and final agreement between the parties and supersede and replace all prior or contemporaneous agreements, negotiations, or discussions relating to the subject matter of this Agreement, including, without limitation, the Employment Agreement. This Agreement shall not be modified or changed except by written instrument executed by all parties.


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            16. No Attorney Fees or Expenses. The Employee acknowledges and agrees that the Company is not obligated to pay any of the Employee's attorneys' fees, costs or expenses relating to this Agreement and that the release set forth in this Agreement releases all Claims for attorneys' fees, costs and expenses including, but not limited to experts' fees and all litigation costs and expenses. The parties hereto acknowledge that nothing in this Section 16 shall impair the Employee's rights under the Indemnification Agreement.

            17. Photocopies; Counterparts. All executed copies of this Agreement and photocopies thereof shall have the same force and effect and shall be as legally binding and enforceable as the original. This Agreement may be executed in counterparts, each of which shall constitute a single instrument.

            18. Acceptance of Agreement. The Employee may accept this Agreement by executing it and returning it to: Ms. Sandy Gardiner - Chief Accounting Officer, Lipid Sciences, Inc., 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566. The offer of this Agreement will be accepted by the Employee upon actual receipt by the Company of the executed Agreement.

            19. Successors. This Agreement shall inure to the benefit of the Company and its predecessors, successors and assigns, and to the benefit of the Employee and the Employee's heirs, administrators and executors.

            20. This Agreement is being signed by the Employee and for the Company with the intent to be legally bound.

Dated: January 28, 2003                       /s/ Barry Michaels
                                        ----------------------------------------
                                            Barry Michaels


Dated: January 28, 2003                 LIPID SCIENCES, INC.

                                        BY:   /s/ Sandra Gardiner
                                            ------------------------------------
                                            Sandra Gardiner
                                            Chief Accounting Officer


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